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                                                                   EXHIBIT 2.2


                             DIGITAL TELEPORT, INC.
                   AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT


          THIS AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT (the "Amendment") dated as of February 12, 1998, by and among DIGITAL TELEPORT, INC. (the "Company"), a Missouri corporation, DTI HOLDINGS, INC., a Missouri corporation which wholly owns the Company, RICHARD D. WEINSTEIN ("Weinstein"), an individual, and KLT TELECOM INC. ("KLT"), a Missouri corporation.

          WITNESSETH:

          WHEREAS, the Company and KLT (and, for limited purposes, Weinstein) entered into that certain Stock Purchase Agreement, dated as of December 31, 1996 (the "Stock Purchase Agreement");

          WHEREAS, the parties thereto desire to amend the Stock Purchase Agreement as provided herein;

          NOW, THEREFORE, Weinstein, KLT and the Company agree as follows:

     1. Section 8.3. Section 8.3 of the Stock Purchase Agreement is, effective as of the date hereof, amended to read in its entirety as follows:

          "8.3 Indemnification by Weinstein. Weinstein will indemnify Purchaser, the Company and DTI Holdings, Inc. ("Holdings") for any and all Losses resulting from judgments and awards rendered against the Company and Holdings in the matter of Alfred H. Frank v. Richard D. Weinstein and Digital Teleport, Inc., filed in the Circuit Court of St. Louis County (the "Frank Litigation"). Any settlement of the Frank Litigation proposed to be paid by the Company or Holdings must be expressly approved by the Board of Directors of Holdings."

     2. Section 8.4(d). Section 8.4(d) of the Stock Purchase Agreement is, effective as of the date hereof, amended to read in its entirety as follows:

          "(d) The Dispute shall be heard by a single arbitrator who shall decide the Dispute within sixty (60) days of the filing of the Dispute with the American Arbitration Association. Upon a determination by the arbitrator of the Dispute in favor of Purchaser, and after a period of one hundred and fifty (150) days from the later of (i) the date of such determination, or (ii) the termination of that certain Subordination Agreement by and among Purchaser, Weinstein, Holdings and the Company dated February 12, 1998, Weinstein shall surrender his stock in the Company to Purchaser in accordance with the terms and conditions of the Guaranty Agreement and Pledge Agreement".

     3. Definitions. Any capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Shareholders' Agreement.
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     4.   Effect of this Amendment. Except as otherwise specifically amended herein, the Shareholders' Agreement, as modified by this Amendment, remains in full force and effect.

     4. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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          IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the day and year first above written.


                                      DIGITAL TELEPORT, INC.



                                      By: /s/ Richard D. Weinstein
                                          -------------------------------------
                                           Richard D. Weinstein
                                           President and Chief Executive Officer


                                      DTI HOLDINGS, INC.


                                      By: /s/ Richard D. Weinstein
                                          -------------------------------------
                                           Richard D. Weinstein
                                           President and Chief Executive Officer



                                      /s/ Richard D. Weinstein
                                      -----------------------------------------
                                      Richard D. Weinstein



                                      KLT TELECOM INC.


                                      By: /s/ RG Wasson
                                          -------------------------------------
                                          Ronald G. Wasson
                                          President





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